EXECUTION COPY

$216,500,000

Alon Refining Krotz Springs, Inc.

131/2% Senior Secured Notes due 2014

REGISTRATION RIGHTS AGREEMENT

October 22, 2009

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Alon Refining Krotz Springs, Inc., a Delaware corporation (the “Company”), is issuing and selling to Jefferies & Company, Inc. (the “Initial Purchaser”), upon the terms set forth in the Purchase Agreement dated October 13, 2009, by and between the Company and the Initial Purchaser (the “Purchase Agreement”), $216,500,000 aggregate principal amount of 131/2% Senior Secured Notes due 2014 of the Company (each, a “Note” and collectively, the “Notes”) and guaranteed by future domestic subsidiaries of the Company, if any (the “Guarantors”). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchaser), as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

Advice: See Section 6(w).

Affiliate: Shall have the meaning specified in Rule 405 under the Securities Act, and for purposes of this definition, the terms “control” and “controlling” shall have meanings correlative thereto.

Agreement: This Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Initial Purchaser.

Applicable Period: See Section 2(e).

Blackout Period: See Section 3(c).

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: October 22, 2009.

Collateral Documents: Shall have the meaning set forth in the Indenture.

Company: See the introductory paragraph to this Agreement.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of an Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 2 hereof, and (iii) the delivery by the Company to the Trustee of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Notes that were validly tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer.

Day: Unless otherwise expressly provided, a calendar day.

Effectiveness Date: The 180th day after the Issue Date, or if such date is not a Business Day, the next succeeding Business Day; provided, that if the Company has filed an Exchange Offer Registration Statement and a Shelf Notice is subsequently delivered pursuant to Section 2(j) hereof, the applicable Effectiveness Date for the Initial Shelf Registration shall be the 60th day following the date of the delivery of the Shelf Notice.

Effectiveness Period: See Section 3(a).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: The Company’s 131/2% senior secured notes due 2014, to be issued under the Indenture or an indenture substantially identical in all material respects to the Indenture, which Exchange Notes shall be identical in all material respects to the Notes, including the guarantees endorsed thereon, if any, except for provisions relating to restrictive legends and Special Interest.

Exchange Offer: See Section 2(a).

Exchange Offer Registration Statement: See Section 2(a).

Filing Date: The 120th day after the Issue Date, or if such date is not a Business Day, the next succeeding Business Day; provided, that if the Company has filed an Exchange Offer Registration Statement and a Shelf Notice is subsequently delivered pursuant to Section 2(j) hereof, the applicable Filing Date for the Initial Shelf Registration shall be the 30th day following the date of delivery of such Shelf Notice.

FINRA: The Financial Industry Regulatory Authority, Inc.

Guarantee: Shall have the meaning set forth in the Indenture.

Guarantors: See the introductory paragraph to this Agreement.

Holder: Any registered holder of Transfer Restricted Notes.

Indemnified Party: See Section 8(c).

Indemnifying Party: See Section 8(c).

Indenture: The Indenture, dated as of the Closing Date, between the Company and Wilmington Trust FSB, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchaser: See the introductory paragraph to this Agreement.

Initial Shelf Registration: See Section 3(a).

Inspectors: See Section 6(o).

Issue Date: October 22, 2009.

Lien: Shall have the meaning set forth in the Indenture.

Losses: See Section 8(a).

Notes: See the introductory paragraph to this Agreement.

Parent: Alon USA Energy, Inc., a Delaware corporation.

Participating Broker-Dealer: See Section 2(e).

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange: See Section 2(f).

Private Exchange Notes: See Section 2(f).

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchange Notes or the Transfer Restricted Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraph to this Agreement.

Records: See Section 6(o).

Registration Default: See Section 4(a).

Registration Default Date: See Section 4(b).

Registration Statement: Any registration statement of the Company filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Initial Shelf Registration and any subsequent Shelf Registration Statement) that covers any of the Exchange Notes or the Transfer Restricted Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not Affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: The Notes, the Exchange Notes and the Private Exchange Notes.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice: See Section 2(j).

Shelf Registration Statement: See Section 3(b).

Special Interest: See Section 4(a).

Subsequent Shelf Registration: See Section 3(b).

TIA: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Notes: each:

(1) Note, until the earliest to occur of:

(a)	the date on which such Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act,

(b)	the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, or

(c)	the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act, and

(2) Exchange Note held by a Participating Broker-Dealer until the date on which such Exchange Note is disposed of by a Participating Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the prospectus contained therein).

Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Exchange Offer

(a)	To the extent not prohibited by applicable law, the Company shall (and shall cause each Guarantor, if any, to) use its reasonable best efforts to (i) file no later than the Filing Date, a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to the Holders of Notes, to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than the Effectiveness Date, (iii) keep the Exchange Offer Registration Statement effective until the Consummation of the Exchange Offer in accordance with its terms and (iv) cause the Exchange Offer to be completed within 30 Business Days after the date on which the Exchange Offer Registration Statement is declared effective. The Company shall issue Exchange Notes in exchange for all Transfer Restricted Notes validly tendered and not withdrawn in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)	The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of applicable law or the SEC to effect or maintain the qualifications thereof under the TIA) and (ii) the Collateral Documents.

(c)	Interest on each Exchange Note and Private Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Transfer Restricted Note surrendered in exchange therefor, or (ii) if the Transfer Restricted Note is surrendered for exchange after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date; or (B) if no interest has been paid on such Transfer Restricted Note, from the Issue Date. Each Exchange Note and Private Exchange Note, if any, shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate borne by the Transfer Restricted Notes from time to time during such period.

(d)	Each Holder, as a condition to participation in the Exchange Offer, shall be required to represent to the Company, prior to the Consummation of the Exchange Offer, which, upon the request of the Company, shall include a written representation (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement), (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that either such Holder is not an Affiliate of the Company or, if such Holder is an Affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of the Exchange Notes, and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes. Holders of Transfer Restricted Notes shall otherwise cooperate in the Company’s preparations for the Exchange Offer.

(e)	The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchaser which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Transfer Restricted Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f)	If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Company (upon the written request from the Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the “Private Exchange”) for the Transfer Restricted Notes, as the case may be, held by the Initial Purchaser, a like principal amount of senior secured notes that are substantially identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (such notes being referred to as the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(g)	In connection with the Exchange Offer, the Company shall use commercially reasonably efforts to:

(i)	mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii)	keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii)	utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, in the City of New York, which depository may be the Trustee or an Affiliate thereof;

(iv)	permit Holders to withdraw tendered Transfer Restricted Notes at any time prior to the close of business, New York City time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws and applicable rules and regulations of the SEC.

(h)	Promptly after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(i)	accept for exchange all Transfer Restricted Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Transfer Restricted Notes so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Transfer Restricted Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Transfer Restricted Notes of such Holder so accepted for exchange.

(i)	The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture substantially identical in all material respects to the Indenture (other than such changes as are necessary to comply with any requirements of applicable law or the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Transfer Restricted Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Company pursuant to the Collateral Documents and in any Guarantee on an equal and ratable basis.

(j)	If: (i) the Company is not required to file an Exchange Offer Registration Statement, (ii) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Company is not permitted to effect an Exchange Offer, (iii) the Exchange Offer is not Consummated within 30 Business Days from the date on which the Exchange Offer Registration Statement is declared effective, or (iv) within 20 days following the Consummation of the Exchange Offer, any Holder of Transfer Restricted Notes notifies the Company that (a) it is prohibited by applicable law or SEC policy from participating in the Exchange Offer; (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus (other than by reason of such Holder’s status as an Affiliate of the Company) and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) it is a broker-dealer and owns Notes acquired directly from the Company or an Affiliate of the Company, then in each case, the Company shall promptly (and in any event within five Business Days) deliver to the Holders and the Trustee written notice thereof (the “Shelf Notice”), and shall, as promptly as practicable, file a Shelf Registration Statement pursuant to Section 3 hereof.

3.	Shelf Registration

Upon consummation of the Exchange Offer in accordance with Section 2 hereof, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Company or any of its Affiliates and (iii) Exchange Notes as contemplated by Section 2(j)(iv) hereof; provided, that in the case of each of clauses (i), (ii) and (iii), that the relevant Holder has duly notified the Company within 20 days of the consummation of the Exchange Offer as required by Section 2(j)(iv) hereof.

(a)	Initial Shelf Registration. To the extent called for by Section 2(j) hereof, the Company shall (and shall cause each Guarantor, if any, to) as promptly as practicable, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering resales of the Transfer Restricted Notes (the “Initial Shelf Registration”). The Company shall (and shall cause each Guarantor, if any, to) file with the SEC the Initial Shelf Registration on or prior to the applicable Filing Date and shall use its reasonable best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the applicable Effectiveness Date. The Initial Shelf Registration shall be on an appropriate form under the Securities Act permitting registration of such Transfer Restricted Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Transfer Restricted Notes to be included in any Shelf Registration Statement. The Company shall use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of one year after the effective date of such Registration Statement or such shorter period ending when (i) all Transfer Restricted Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) a Subsequent Shelf Registration covering all of the Transfer Restricted Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Transfer Restricted Notes (the “Effectiveness Period”).

(b)	Subsequent Shelf Registrations. If the Initial Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder or because the securities registered thereunder cease to be outstanding), the Company shall (and shall cause each Guarantor, if any, to) use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Notes (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company shall (and shall cause each Guarantor, if any, to) use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective during the Effectiveness Period. As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c)	Blackout Period. Notwithstanding anything to the contrary in this Agreement, upon notice to Holders of the Notes, the Company shall be entitled to suspend the use of the Prospectus in any Shelf Registration Statement, in the event that, and for a period of time (a “Blackout Period”) not to exceed an aggregate of 90 days in any 12-month period, the board of directors of the Company determines, in good faith, that (i) the disclosure of an event, occurrence or other item at that time would reasonably be expected to have a material adverse effect on the business, operations or prospects of the Parent or the Company and its subsidiaries, if any, or (ii) the disclosure otherwise relates to a material business transaction or development relating to the Parent or the Company that has not yet been publicly disclosed and the board of directors also determines, in good faith, that any disclosure thereof would jeopardize the success of the transaction or that disclosure of the transaction is prohibited by the terms thereof.

(d)	Supplements and Amendments. The Company shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes covered by such Shelf Registration Statement with respect to information relating to such Holders or by any underwriter of such Transfer Restricted Notes.

(e)	Provision of Information. No Holder of Transfer Restricted Notes shall be entitled to include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 10 days after receipt of a written request therefor, such information as the Company and the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by applicable law or the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Special Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

(f)	Each Holder represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC.

4.	Special Interest

(a)	The Company acknowledges and agrees that the Holders of Transfer Restricted Notes will suffer damages if any of the Company or the Guarantors, if any, fails to fulfill its material obligations under Sections 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional cash interest on the applicable Notes (“Special Interest”) under the circumstances and to the extent set forth below (each event described in clauses (i) through (iii) below, a “Registration Default” and each of which shall be given independent effect):

(i)	if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the applicable Filing Date as specified herein or (B) notwithstanding that the Company and the Guarantors have Consummated or will Consummate an Exchange Offer, the Company and the Guarantors, if any, are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the applicable Filing Date, then, commencing on the date after any such applicable Filing Date, Special Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following each such date, such Special Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

(ii)	if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration relating to the Notes is declared effective by the SEC on or prior to the applicable Effectiveness Date as specified herein or (B) notwithstanding that the Company and the Guarantors, if any, have Consummated or will Consummate an Exchange Offer, the Company and the Guarantors, if any, are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the applicable Effectiveness Date, then, commencing on the date after any such applicable Effectiveness Date, Special Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following each such date, such Special Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

(iii)	if (A) the Company has not exchanged Exchange Notes for all Transfer Restricted Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the date that is 30 Business Days after the Effectiveness Date or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period (other than during a Blackout Period or after such time as all Notes have been disposed of thereunder) then Special Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 30th Business Day after such Effectiveness Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Special Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the amount of Special Interest accruing will not exceed 1.0% per annum at any time; provided further, however, that (a) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (ii) above), or (c) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Special Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding the foregoing, (x) the amount of Special Interest payable shall not increase because more than one Registration Default has occurred and is pending, and (y) Special Interest shall be payable for Registration Defaults related to a failure of the Company to cause a Shelf Registration Statement to be declared effective only to those Holders who sought to have their Transfer Restricted Notes registered pursuant to Section 3 hereof. Special Interest pursuant to this Section 4 constitutes liquidated damages with respect to a Registration Default and shall be the exclusive monetary remedy available to the Holders with respect to a Registration Default.

(b)	The Company shall notify the Trustee within three Business Days after each and every date on which a Registration Default occurs in respect of which Special Interest is required to be paid (a “Registration Default Date”). Any accrued amounts of Special Interest due pursuant to clauses (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash in arrears on each Interest Payment Date (as defined in the Notes) and in the manner provided in the Indenture. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the applicable principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Hold-Back Agreements

The Company agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities of the same class as those covered by a Registration Statement filed pursuant to Sections 2 or 3 hereof (other than Additional Notes (as defined in the Indenture) issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof, unless the Holders of a majority in the aggregate principal amount of the Transfer Restricted Notes included or to be included in such Registration Statement consent or, if there is one, if the managing underwriter or underwriters in an Underwritten Offering thereof so request(s) in writing.

6.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Guarantor, if any, to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Guarantor, if any, to):

(a)	If (1) a Shelf Registration Statement is required to be filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall, if requested, furnish to and afford the Holders of the Transfer Restricted Notes to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, and the managing underwriters in an Underwritten Offering, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing). The Company and the Guarantors shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein, without the Holders being afforded an opportunity to review such documentation for a period of at least three Business Days if the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or the managing underwriters in an Underwritten Offering, if any, shall reasonably object in writing within three Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

(b)	Provide an indenture trustee for the Transfer Restricted Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Transfer Restricted Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)	Prepare and file with the SEC any amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. Except as contemplated by Section 3(c) hereof, the Company and each Guarantor, if any, shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Transfer Restricted Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes to be unable to sell such Transfer Restricted Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement

(d)	Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits, unless such documents or exhibits are publicly available), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and the Guarantors pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, (including any amendments required to be filed pursuant to clause (c) of this Section 6). Subject to Section 3(c) hereof, the Company and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Transfer Restricted Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)	If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, the Company shall promptly (but in any event within two Business Days) notify the selling Holders of Transfer Restricted Notes, or each such Participating Broker-Dealer, as the case may be, and the managing underwriters in an Underwritten Offering, if any, and, if requested by such Persons, to confirm such advice in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Notes the representations and warranties of the Company and any Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by any of the Company or the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information known to the Company that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)	Use commercially reasonable efforts to obtain, as soon as practicable, the withdrawal of any order suspending the effectiveness of a Registration Statement, any order preventing or suspending the use of a Prospectus or any order suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for sale in any jurisdiction.

(g)	If (A) a Shelf Registration Statement is filed pursuant to Section 3 hereof, (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer or (C) reasonably requested in writing by the managing underwriters in an Underwritten Offering of the Transfer Restricted Notes, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold in connection with an Underwritten Offering, (i) use commercially reasonable efforts to incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters in an Underwritten Offering, if any, or such Holders reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)	Prior to any public offering of Transfer Restricted Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, use commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters in an Underwritten Offering, if any, reasonably request in writing; provided, that where Exchange Notes held by Participating Broker-Dealers or Transfer Restricted Notes are offered other than through an underwritten offering, the Company and each Guarantor agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Transfer Restricted Notes covered by the applicable Registration Statement; provided, further, that neither the Company nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)	If (A) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, cooperate with the selling Holders of Transfer Restricted Notes and the managing underwriter or underwriters in an Underwritten Offering, if any, to facilitate the timely preparation and delivery of certificates representing the Transfer Restricted Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Notes to be in such denominations as permitted by the Indenture and registered in such names as the managing underwriter or underwriters in an Underwritten Offering, if any, or Holders may reasonably request.

(j)	Use commercially reasonable efforts to cause the Transfer Restricted Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be required to enable the seller or sellers thereof or the underwriter, if any, to Consummate the disposition of such Transfer Restricted Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall (and shall cause each Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)	If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, upon the occurrence of any event contemplated by Section 6(e)(v) hereof, as promptly as practicable, prepare and file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use commercially reasonable efforts to cause such post-effective amendment to be declared effective promptly after notice of such review is received.

(l)	Use commercially reasonable efforts to cause the Transfer Restricted Notes covered by a Registration Statement, to the extent not already rated, to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes covered by such Registration Statement or the managing underwriter or underwriters in an Underwritten Offering, if any.

(m)	Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Exchange Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)	If a Shelf Registration Statement is filed pursuant to Section 3 hereof, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters in an Underwritten Offering, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Notes, and in such connection, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and the Guarantors (which counsel and opinions (in scope and substance) shall be reasonably satisfactory to the managing underwriters in an Underwritten Offering, if any, and to the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company and the Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in scope and substance) shall be reasonably satisfactory to the managing underwriters in an Underwritten Offering, if any) from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold and the managing underwriters in an Underwritten Offering, if any, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

(o)	If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received written notice that such broker-dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, make available for inspection by any selling Holder of such Transfer Restricted Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Notes, if any, and any attorney, accountant or other agent, retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours and in a reasonable manner, all pertinent financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably requested by them and necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement; provided that the foregoing inspection and information gathering on behalf of the Holders shall be coordinated by one counsel designated by and on behalf of the Holders. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Transfer Restricted Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Transfer Restricted Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(p)	Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of Rule 158 promulgated under the Securities Act for the twelve-month period (i) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement.

(q)	Upon Consummation of an Exchange Offer or Private Exchange, as the case may be, obtain an opinion of counsel to the Company (in form, scope and substance reasonably satisfactory to the Initial Purchaser), addressed to the Trustee to the effect that (i) each of the Company and the Guarantors, if any, has duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the indenture under which the Exchange Notes or the Private Exchange Notes are issued, if other than the Indenture, and (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the indenture under which the Exchange Notes or the Private Exchange Notes are issued, if other than the Indenture, constitute valid and binding obligations of each of the Company and the Guarantors, if any, enforceable against each of them in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions.

(r)	If the Exchange Offer or a Private Exchange is to be Consummated, upon delivery of the Transfer Restricted Notes by the Holders to the Company and the Guarantors (or to such other Person as directed by the Company and the Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company and the Guarantors shall mark, or caused to be marked, on such Transfer Restricted Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Transfer Restricted Notes.

(s)	Cooperate with each seller of Transfer Restricted Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Notes and their respective counsel in connection with any filings required to be made with FINRA.

(t)	Use commercially reasonable efforts to cause all Notes covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed, if requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes covered by such Registration Statement or the managing underwriter or underwriters in an Underwritten Offering.

(u)	Use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Notes covered by a Registration Statement contemplated hereby.

(v)	The Company may require each seller of Transfer Restricted Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Notes as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 10 days, subject to Section 3(e) hereof) after receiving such request. Each seller of Transfer Restricted Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(w)	Each Holder of Transfer Restricted Notes and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 6(e)(ii), 6(e)(iv), or 6(e)(v) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Transfer Restricted Notes current at the time of the receipt of such notice. In the event the Company shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof or (y) the Advice.

7.	Registration Expenses

(a)	All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not an Exchange Offer Registration Statement or Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Notes or Exchange Notes and determination of the eligibility of the Transfer Restricted Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 6(h), in the case of Transfer Restricted Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters in an Underwritten Offering, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company and, to the extent provided in Section 7(b) hereof, the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 6 hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser that is required to be retained in accordance with the rules and regulations of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Guarantors, (x) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company and the Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)	The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes to be included in any Registration Statement, which counsel shall be reasonably acceptable to the Company. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Transfer Restricted Note in respect of which such Exchange Note or Private Exchange Note is being issued. The Company shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of not more than one counsel chosen by the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

8.	Indemnification

(a)	Indemnification by the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Holder of Transfer Restricted Notes, Exchange Notes or Private Exchange Notes and each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses resulted primarily from information relating to such Holder and furnished in writing to the Company (or reviewed and approved in writing) by such Holder or its counsel expressly for use therein; provided, however, that the Company and the Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 8 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Transfer Restricted Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Transfer Restricted Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 6 hereof.

(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Guarantors, in writing, such information as the Company and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, the Guarantors, their respective officers, directors, agents, employees and each Person, if any, who controls the Company and the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the officers, directors and employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted primarily from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company and the Guarantors expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)	Conduct of Indemnification Proceedings. If any action or proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its Affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such Affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable under this Section 8 for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

(d)	Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Transfer Restricted Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Transfer Restricted Notes held by each Holder hereunder and not joint. The Company’s and the Guarantors’ obligations to contribute pursuant to this Section 8(d) are joint and several.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.	Rules 144 and 144A

The Company agrees that, for so long as any Transfer Restricted Notes remain outstanding, that it shall file the reports required to be filed by it under the Exchange Act in a timely manner in order to permit resales of Transfer Restricted Notes pursuant to Rule 144 under the Securities Act and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Notes, make available to such Holder and any prospective purchaser of such Transfer Restricted Notes designated by such Holder, the information required by Rule 144A(d)(4) necessary to permit sales pursuant to Rule 144A under the Securities Act.

10.	Underwritten Registrations of Transfer Restricted Notes

If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company. The Company shall be required to effect an Underwritten Offering only if the Company is required to file a Shelf Registration Statement and in no event shall the Company be required to effect more than three Underwritten Offerings pursuant to this Agreement.

No Holder of Transfer Restricted Notes may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11.	Miscellaneous

(a)	Remedies. In the event of a breach by any of the Company or the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages (subject to the last sentence of Section 4(a) hereof), will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree, subject to the last sentence of Section 4(a) hereof, that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of the Company or the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. The Company has not entered, as of the date hereof, and each of the Company and the Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Notes in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered as of the date hereof, and each of the Company and the Guarantors will not enter, into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)	Adjustments Affecting Transfer Restricted Notes. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Notes as a class that would adversely affect the ability of the Holders to include such Transfer Restricted Notes in a registration undertaken pursuant to this Agreement.

(d)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than by the Company with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Notes in circumstances that would adversely affect any Holders of Transfer Restricted Notes; provided, however, that Section 8 hereof and this Section 11(d) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement relating to the Notes and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Notes may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)	if to a Holder of Transfer Restricted Notes or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchaser as follows:

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

(ii)	if to the Initial Purchaser, at the address specified in Section 11(e)(i) hereof;

(iii)	if to the Company, as follows:

Alon Refining Krotz Springs, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attention: Secretary

with a copy to:

Jones Day
2727 North Harwood Street
Dallas, Texas 75201-1515
Attention: Mark E. Betzen

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed, one business day after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder

(g)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(j)	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

(k)	Transfer Restricted Notes Held by the Company or Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(m)	Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Documents, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, Affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALON REFINING KROTZ SPRINGS, INC.

By: /s/ Harlin R. Dean

Name: Title:	Harlin R. Dean Vice President and Secretary

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By: /s/ Stephen Straty
Name: Stephen Straty
Title: Managing Director